Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-274536

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 12, 2024

PRELIMINARY PROSPECTUS SUPPLEMENT

(to Prospectus dated September 25, 2023)

2,000,000 Shares

J.Jill, Inc.

Common Stock

We are offering 1,000,000 shares of our common stock, par value $0.01 per share (“common stock”), and the selling stockholder identified in this prospectus supplement (the “selling stockholder”) is offering 1,000,000 shares of our common stock. We will not receive any proceeds from the sale of our common stock by the selling stockholder.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “JILL.” On June 11, 2024, the last reported sale price of our common stock on the NYSE was $38.58 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the header “Risk Factors” contained in this prospectus supplement beginning on page S-10 and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	PER SHARE	TOTAL (1)
Public offering price	$	$
Underwriting discounts and commissions (2)	$	$
Proceeds, before expenses, to us	$	$
Proceeds to the selling stockholder	$	$

(1)	Assumes no exercise of the underwriters’ option to purchase additional shares of common stock.
(2)	We refer you to “Underwriting” beginning on page S-21 of this prospectus supplement for additional information regarding underwriting compensation.

The selling stockholder has granted the underwriters the right to purchase up to 300,000 additional shares of our common stock from the selling stockholder at the public offering price, less the underwriting discounts and commissions set forth above, within 30 days from the date of this prospectus supplement. We will not receive any proceeds from the sale of our common stock by the selling stockholder. See “Selling Stockholder” beginning on page S-16.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The shares will be ready for delivery on or about     , 2024.

Joint Book-Running Managers

Jefferies	William Blair	TD Cowen

Bookrunner

BTIG

Co-Manager

Telsey Advisory Group

Prospectus Supplement dated      , 2024

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the specific details regarding this offering and also supplements and updates information contained in or incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus supplement,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement, the accompanying prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.” These documents contain important information that you should consider when making your investment decision.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission using a “shelf” registration process.

None of us, the selling stockholder or any of the underwriters, have authorized anyone to provide any information or make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we have authorized for use in connection with this offering. None of us, the selling stockholder or any of the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

None of us, the selling stockholder or any of the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We have proprietary rights to trademarks, trade names and service marks appearing in this prospectus supplement that are important to our business. This prospectus supplement also includes trademarks, trade names and service marks that are the property of other organizations. Solely for convenience, trademarks and trade names referred to in this prospectus supplement appear without the ® and ™ symbols, but absence of those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

This prospectus supplement references our customer survey (the “Customer Insight Survey”), which we use to understand the behaviors, attitudes and feedback from our recent customers and is derived from our continuous tracking of recent buyers in our retail stores. In the Customer Insight Survey, we invite our recent customers to participate via email and we ask them to provide their feedback on their most recent purchase. We give no weight to customers who decline to answer the survey question.

This prospectus supplement also includes references to our Net Promoter Score (the “NPS”), which we use to measure our customers’ brand loyalty and satisfaction, and can range from -100 to +100 based on the question: “How likely would you be to recommend each of the following stores and websites that sell women’s clothing to a friend or family member?” Responses were collected from 0, Not Likely, to 10, Very Likely. Our NPS was calculated by using the standard methodology of subtracting the percentage of customers who responded that they are not likely to recommend J.Jill (6 or lower) from the percentage of customers who responded that they are very likely to recommend J.Jill (9 or 10). The NPS gives no weight to customers who declined to answer the survey question. While NPS benchmark can vary significantly by industry, we believe this method is substantially consistent with how businesses across our industry typically calculate their NPS.

PROSPECTUS SUPPLEMENT SUMMARY

This summary provides a general overview of selected information and does not contain all of the information you should consider before buying our common stock. Therefore, you should read this entire prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the information incorporated by reference, before deciding to invest in our common stock. Investors should carefully consider the information set forth under “Risk Factors” beginning on page S-10 of this prospectus supplement and the risk factors, financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

In this prospectus supplement, unless otherwise indicated or the context otherwise requires, references to the “J.Jill,” “we,” “our,” “us,” “the Company” or similar terms refer to J.Jill, Inc. and our consolidated subsidiaries. We operate on a 52- or 53-week fiscal year that ends on the Saturday that is closest to January 31. Each fiscal year generally is comprised of four 13-week fiscal quarters, although in the years with 53 weeks, the fourth quarter represents a 14-week period. References in this prospectus supplement to “Fiscal Year 2023” refer to the fiscal year ended February 3, 2024, references to “Fiscal Year 2022” refer to the fiscal year ended January 28, 2023, and references to “Fiscal Year 2021” refer to the fiscal year ended January 29, 2022. Fiscal Year 2023 is comprised of 53 weeks and Fiscal Years 2022 and 2021 are comprised of 52 weeks.

Overview

We are a national lifestyle brand that provides apparel, footwear and accessories designed to help our customers move through a full life with ease. The brand represents an easy, thoughtful and inspired style that celebrates the totality of all women and we design our products with our core brand ethos in mind: keep it simple and make it matter. We offer a high touch customer experience through over 200 stores nationwide and a robust ecommerce platform. We are headquartered outside Boston.

Brand

The J.Jill brand reflects our thoughtful, versatile designs, our high quality products and our welcoming experiences. We communicate these messages across all of our touchpoints and deliver them in our experiences – whether the customer chooses to shop on the J.Jill website, in J.Jill retail stores or through the J.Jill catalog. We seek to deliver products and experiences that align with our vision: to live in a world where the totality of every woman is seen, valued and celebrated.

Customer

We cater to a distinctive set of women – typically 45 years and older, college educated, and with an approximate median annual household income of $150,000. Her discretionary dollars are her own to spend and she leads a busy, yet balanced life and she is involved in her community. Her average tenure with the J.Jill brand is an industry-leading 10 plus years.

Additionally, as we retain her over time, she tends to migrate from being a single channel customer to a more valuable omnichannel customer. Omnichannel customers comprised approximately 23% of our active customer base for Fiscal Year 2023 and approximately 22% for each of Fiscal Year 2022 and Fiscal Year 2021.

Product

Our products are marketed under the J.Jill brand name and sold primarily through two channels: our ecommerce platform and catalog (“Direct”) and our retail stores (“Retail”). Our thoughtful, versatile apparel, footwear and accessories reflect the individuality of each customer and are made to seamlessly take her through every moment of her day. We use high quality fabrics and techniques for season-after-season comfort and style. Our products are available across the full range of sizes including Regular, Petite and Tall, and we provide one integrated shopping destination for customers with sizes from XS up to 2X in store and up to 4X online.

In addition to our core assortment, we have three sub-brands: Pure Jill, Wearever and Fit. Each demonstrates a different design ethos and offers customers a mix of casual and refined apparel based on their needs. Our sub-brands meet our customers across a wider range of use occasions and, for Fiscal Year 2023, had a higher average selling price as compared to our total apparel mix. Whether they are buying versatile work, comfortable travel, or premium casual clothes for attending occasions or meeting friends, we offer our customers a variety of options for different usage occasions.

Product Design and Development

Our customer seeks seasonal wardrobe updates and unique products. Through nine separate seasons, we flow designs and color palettes frequently – creating engagement and optionality for our customers. Substantially all of our merchandise is designed in-house, creating distinctiveness through different fabrics, colors, patterns and silhouettes. We also utilize our sub-brands, Pure Jill, Wearever and Fit, to stagger new deliveries and offer web edit capsules and omnichannel product refreshes to provide newness throughout each season. The close coordination between our teams ensures that our product and brand message are clearly communicated to our customers across all channels, bringing customers back regularly to see what’s new.

Omnichannel Business Model

We believe that our customers’ purchasing decisions are influenced by the consistent experience we provide across our sales channels. For Fiscal Year 2023, we generated approximately 53% of total net sales through our Retail channel and approximately 47% of total net sales through our Direct channel. For the thirteen weeks ended May 4, 2024, we generated approximately 53% of our total net sales through our Retail channel and approximately 47% of total net sales through our Direct channel. This balanced, omnichannel business model means we meet existing and prospective customers where and how they want to shop. Further, our robust customer database and analytical capabilities allow us to be focused and strategic in identifying high potential locations and optimizing our store footprint.

Retail Channel

As of May 4, 2024, we operated 244 stores across 42 states with approximately half located in lifestyle centers and the majority of the remaining located in premium malls; all of our stores are leased. Our store designs showcase our brand, while elevating and simplifying the J.Jill shopping experience. Our stores provide a shared community of like-minded women and a welcoming, easy-to-shop environment with personalized attention. Our customer relies on trusted store associates to provide honest feedback and advice to help guide them. Through our concierge service, our team can pull items that complement their style and aesthetic. When the customer cannot find an item in-stock at their local store, our in-store ordering platform ships available products to their home.

We review and evaluate our store fleet and potential new store locations on various factors, including customer demographics within a market, concentration of existing customers, location of existing stores, center tenant quality and mix, rental economics and overall operating performance. Following several years of optimizing the fleet through net store closings, we returned to net store growth in Fiscal Year 2023 with the addition of one net new store. We will continue to review our fleet for optimization opportunities going forward, while also pursuing net new store openings.

Direct Channel

Our Direct channel consists of our website and catalog orders. Within our Direct channel, for the thirteen weeks ended May 4, 2024, ecommerce represented approximately 95% of Direct channel operating sales and phone orders represented approximately 5% of Direct channel operating sales. Our website delivers an engaging shopping experience by featuring updates on new collections, guidance on how to wardrobe and wear our products, and the ability to chat live with a sales representative. Our website also provides customers with a broader range of colors, sizes and styles than are available in our stores.

Competitive Strengths

Distinct, Well-Recognized Brand. J.Jill represents an easy, thoughtful and inspired style that celebrates the totality of all women and fuels her joy and impact with style for all of who she is. We have cultivated this differentiated brand through deep consumer insights and primary research to better understand what our target wants from fashion and the shopping experience. The result has helped us communicate our brand story more broadly and strategically and reaffirmed our commitment to our customers, creating significant brand trust and an emotional connection with them.

Omnichannel Business. We have developed an omnichannel business model comprised of our Retail channel and our Direct channel. Our Retail and Direct channels complement and drive traffic to one another, and we leverage our targeted marketing initiatives to acquire new customers across them. We have strong digital capabilities, with approximately 47% of total net sales through our Direct channel in Fiscal Year 2023, which we believe better supports our omnichannel strategy compared to many of our public and private peers who rely more heavily on their retail presence.

Data-Centric Approach That Drives Future Profitability and Mitigates Risk. We believe we have industry-leading data capture capabilities that allow us to match approximately 95% of revenue to an identifiable customer. We use our extensive customer database to track and effectively analyze customer purchase behavior as well as contact history. We can identify a single-channel customer who purchases a product through our website, our retail store or our catalogs, as well as an omnichannel customer who purchases in more than one channel. We garner insights from this database that we leverage in our business operations as well as for strategies to acquire new customers and cultivate existing, continually driving optimum value.

Affluent and Loyal Customer Base. We target an attractive demographic of affluent women 45 years and older, and our model supports a low customer acquisition cost with rapid payback that offers room to grow and deepen relationships with our target consumer base. With an approximate median annual household income of $150,000, our customer has significant spending power. Our private label credit card program also drives customer loyalty and encourages shopping. Over 95% of our customers say they are highly satisfied or satisfied with their most recent in-store purchase according to our Customer Insight Survey. We have a retention rate, which we define as the number of customers who shop with us during two consecutive twelve-month periods, of approximately 60% for the last twelve months ended April 2024. We believe we will continue to develop long-term customer relationships with this valuable customer base that can drive profitable sales growth.

Customer-Focused Product Assortment. We believe our core assortment and three sub-brands cover the needs of our customer, offering product versatility with a modern balance of style, quality, comfort and ease suitable for a broad range of occasions. Our customer focused assortment spans a full range of sizes and is designed to provide an easy wardrobe that is relevant to her lifestyle. Simple silhouettes, high quality basics, trend-right color and interpreted relevant trends, combine to create curated, versatile and intuitive outfit-focused collections that move with our customers. Each year, we offer merchandise collections that are designed and delivered to provide a consistent flow of fresh products. We create product newness through the use of different fabrics, colors, patterns and silhouettes. We have an in-house, customer centric product design and development process that leverages our extensive database of customer feedback and allows us to identify and incorporate changes in our customers’ preferences. We believe our customer focused approach to product development and continual delivery of fresh, high quality products drives traffic, frequency and conversion.

Highly Experienced Leadership Team. Our leadership team has extensive industry experience with significant expertise in merchandising, marketing, stores, ecommerce, human resources and finance. Our senior leadership team has an average of 25 years of experience in retail.

Growth Strategy

We believe we are poised to continue to take market share in a growing and attractive category through our disciplined and profitable growth strategy. According to Circana, the total market for female apparel in the U.S. measured $131 billion for the year ended January 2024. Within that market, management estimates our addressable market to be $20 billion, which is based on Circana’s estimated total measured market and then segmented by management to include only our current apparel categories, women age 45 and older with a household income of $75,000 and greater, and retailers defined by Circana as apparel specialty, department stores, mass merchants and national chains (excluding select large discount retailers). This $20 billion subset of the market represents a defined, relevant and addressable market for us. According to Circana, our current share of this addressable market is 2.4%, representing an opportunity to drive market share in line with relevant specialty and department store peers with 3%-9% share. We believe our clear, sustainable growth strategies will drive gains and fuel profitable growth.

Key drivers of our growth strategy include:

Grow Value of Our Customer Base. We have a significant opportunity to continue to attract new customers to our brand and to grow the value of our active customer base across all channels. We believe that our target demographic of women 45 years and older is relatively underrepresented and underserved by the apparel industry. Our target demographic is highly educated with significant discretionary income to spend. We have refined our brand position to further attract these remarkable women who define themselves by the intentionality of how they spend their time, money and energy rather than by age, size or profession alone. We believe that our strong NPS score when compared to peer specialty apparel retailers, in combination with our opportunity to drive further brand awareness, creates an ability to capture additional market share. We plan to continue positioning our marketing investment to acquire new customers, reactivate lapsed customers and retain existing customers. Through our various business initiatives, we believe we will continue to attract new customers to our brand, migrate single channel customers to become more profitable omnichannel customers and increase overall customer spend.

Increase Direct Sales. Given our strong foundation and ongoing website enhancements, we believe we can leverage our Direct channel to broaden our customer reach and grow revenue. We are further developing our website to provide a more personalized shopping experience with more features and services for our customers. The website also provides enhanced capability to engage customers on mobile devices and improved access to products.

Profitably Expand Our Store Base. We believe our retail channel is a highly efficient and profitable model that combines a quality shopping experience with attractive unit-level economics, with almost all of our stores achieving positive performance for the last twelve months ended April 2024. Following several years of optimizing our store fleet through net store closings, we believe there is an opportunity to strategically add back 20 to 25 profitable net new stores over the next three to five years. With the majority of new customers making their first purchase through a retail location, we plan to target new locations primarily in lifestyle centers and premium malls, and over the intermediate term management believes there is a new store opportunity of approximately 50 net new stores. With strong estimated cash-on-cash returns and an initial net investment budget of approximately one million dollars per store opening based on recent historical openings (as adjusted for inflation), we believe we can efficiently execute upon a strategic and disciplined expansion.

Strengthen Omnichannel Capabilities. Our profitable store channel is enhanced by store associates who have a unique connection to our customer. Our Point of Sale (“POS”) system and Order Management System (“OMS”) initiatives further enable our associates in providing a simplified check-out and a frictionless omnichannel shopping experience. Whether helping her style our products or celebrating special events in store, J.Jill associates bridge the experience between the channels by reminding her that she can access J.Jill in many ways. Concurrently, we remain focused on driving traffic and engagement with our website. We plan to continue enhancing the website with value-added services and growing our email file while optimizing our marketing strategies, including increased personalization through social media. We expect that these improvements will facilitate a more cohesive and seamless shopping experience for our customer, wherever and whenever she chooses to shop. We plan to continue leveraging our insight into customer attributes and behavior, which will guide strategic investments in our business.

Enhance Product Assortment. Enhancing and expanding our product offerings increases appeal to broader segments, expands wallet share and accelerates acquisition of new customers. We believe we have an opportunity for growth in certain high-potential product categories, including our Pure Jill and Wearever sub-brands, across our Regular, Petite and Tall businesses. We also believe we have the opportunity to continue to optimize our assortment architecture by delivering the right mix and flow of fashion and basics to our channels. In addition, we expect to continue delivering high quality customer focused product assortments across each of our channels, while strengthening visual merchandising and maintaining a balance between newness and core staples.

Inclusive Sizing. Inclusivity is inherent to the J.Jill brand, allowing our customer to shop where and how she wants with a range of sizes. We also see meaningful opportunities to better serve our customers and continue to support the vision of the company through inclusivity. By focusing on perfecting our fit, improving her experience when shopping extended sizing, and clearly communicating our robust range of sizes, we continue to meet the most salient needs of our customer: finding her desired fit and products that are uniquely relevant to her with the confidence that J.Jill has what she is looking for in beautiful styles and fabrications.

Corporate Information

Our principal executive office is located at 4 Batterymarch Park, Quincy, MA 02169, and our telephone number is (617) 376-4300. Our corporate website is https://www.jjill.com. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement or in deciding to purchase our common stock.

THE OFFERING

Issuer	J.Jill, Inc.

Selling stockholder	TI IV JJill Holdings, LP

Common stock offered by us	1,000,000 shares

Common stock offered by the selling stockholder	1,000,000 shares

Common stock to be outstanding after this offering	shares.

Option to purchase additional shares	The selling stockholder has granted the underwriters a 30-day option to purchase up to 300,000 additional shares of our common stock at the public offering price less the underwriting discounts and commissions.

Use of Proceeds	We estimate that we will receive net proceeds from our sale of shares of common stock in this offering of approximately $ million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We will not receive any proceeds from the sale of shares of common stock by the selling stockholder. We intend to use the net proceeds from our sale of shares in this offering to (i) repay approximately $ million aggregate principal amount of indebtedness outstanding under our Term Loan Facility (as defined below) and (ii) the remainder, if any, for general corporate purposes. See the section titled “Use of Proceeds” on page S-13 of this prospectus supplement.

Risk Factors	See “Risk Factors” beginning on page S-10 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

NYSE symbol	“JILL”

The number of our shares of our common stock outstanding after this offering is based on 10,747,847 shares of our common stock outstanding as of May 4, 2024, and excludes:

∎

14,910 shares of common stock issuable upon the exercise of stock options outstanding as of May 4, 2024 under our Omnibus Equity Incentive Plan, as amended and restated on June 1, 2023 (the “A&R Plan”), at a weighted-average exercise price of $59.85 per share;

∎	3,566,031 shares of common stock issuable upon the exercise of warrants outstanding as of May 4, 2024, at an exercise price of $0.01 per share;

∎

463,677 restricted stock units (“RSUs”) representing 463,677 shares of our common stock outstanding as of May 4, 2024 under the A&R Plan, which are issuable upon satisfaction of time-based vesting conditions;

∎

166,234 performance stock units (“PSUs”) representing 166,234 shares of our common stock outstanding as of May 4, 2024 under the A&R Plan, which are issuable upon satisfaction of service-based vesting conditions and achievement-based vesting conditions; and

∎	2,043,453 shares of common stock reserved for future issuance pursuant to awards under the A&R Plan.

Unless otherwise stated, all information contained in this prospectus supplement reflects and assumes the following:

∎	no exercise of the outstanding options or settlement of the outstanding RSUs and PSUs referred to above after May 4, 2024; and

∎	no exercise by the underwriters of their option to purchase up to 300,000 additional shares of our common stock from the selling stockholder.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. You should carefully consider the risk factors described below and in our Annual Report on Form 10-K for the year ended February 3, 2024, which are incorporated by reference in this prospectus supplement, any amendment or update thereto reflected in subsequent filings with the SEC, and all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Relating to this Offering

If you purchase our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value (deficit) of shares you purchase. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.

Given that the offering price of our securities in this offering is substantially greater than the net tangible book value (deficit) per share of our common stock prior to this offering, you will suffer immediate and substantial dilution in the net tangible book value (deficit) of the common stock you purchase in this offering. For a more detailed discussion of the foregoing, see the section titled “Dilution” below.

To the extent outstanding stock options or warrants are exercised, there will be further dilution to new investors. Further, any shares we issue pursuant to future awards under our A&R Plan or other equity incentive plans that we may adopt in the future would be dilutive to our stockholders. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plan. To the extent we need to raise additional capital through the sale of additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

We have broad discretion in the use of the net proceeds from our sale of shares of common stock in this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

Future sales or issuances of our common stock in the public markets, or the perception in the public market that such sales may occur, could reduce our stock price.

We have 10,747,847 outstanding shares of common stock as of May 4, 2024, 5,528,707 of which are freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”). Any shares held by our affiliates are “restricted securities,” as defined under Rule 144 under the Securities Act, and eligible for sale in the public market subject to the requirements of Rule 144. An aggregate of 8,465,444 shares held by the selling stockholder, which includes 3,311,315 shares of common stock that are issuable upon exercise of warrants owned by the selling stockholder, have been registered pursuant to the shelf registration statement of which this prospectus supplement and the accompanying prospectus are part. As of May 4, 2024, there were an aggregate of 3,566,031 total shares of common stock issuable upon exercise of outstanding warrants (inclusive of 3,311,315 shares of common stock that are issuable upon exercise of warrants held by the selling stockholder). Exercise of the warrants and sales of significant amounts of stock in the public market could adversely affect prevailing market prices of our common stock.

Moreover, we may sell additional shares of our common stock at any time in one or more separate offerings, including pursuant to the shelf registration statement of which this prospectus supplement and the accompanying prospectus are part. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering may contain forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. Forward-looking statements contained or incorporated by reference in this prospectus supplement include, but are not limited to, our strategy, outlook and growth prospects, our operational and financial targets and dividend policy, our planned expansion of the store base, general economic trends and trends in the industry and markets and the competitive environment in which we operate. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include, but are not limited to risks, uncertainties and factors set forth in this prospectus supplement, incorporated by reference into this prospectus supplement from our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement, and all other information contained or incorporated by reference in to this prospectus supplement, as updated by our subsequent filings under the Exchange Act and in our other filings with the SEC, that may cause our actual results, performance or achievements to differ materially and adversely from those expressed or implied by the forward-looking statements.

These forward-looking statements reflect our views with respect to future events as of the date of this prospectus supplement and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus supplement and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus supplement. We anticipate that subsequent events and developments will cause our views to change. Investors should read this prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We estimate that we will receive net proceeds from our sale of shares of common stock in this offering of approximately $   million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to (i) repay approximately $   million aggregate principal amount of indebtedness outstanding under our Term Loan Facility and (ii) the remainder, if any, for general corporate purposes.

Our secured term loan credit agreement, dated as of April 5, 2023 (the “Term Loan Credit Agreement” and, such facility, the “Term Loan Facility”), by and among the lenders party thereto and Jefferies Finance LLC, as administrative and collateral agent, matures on May 8, 2028. Following a voluntary principal prepayment made on May 10, 2024, the aggregate principal amount of indebtedness outstanding under the Term Loan Facility was $108.1 million. Loans under the Term Loan Facility bear interest at the borrower’s election at either (i) Base Rate (as defined in the Term Loan Credit Agreement) plus 7.00% or (ii) Adjusted Term SOFR (as defined in the Term Loan Credit Agreement) plus 8.00%, with Adjusted Term SOFR subject to a floor rate of 1.00%. In connection with any voluntary principal prepayment, we are required to pay a 3% premium on the aggregate principal amount being repaid in accordance with the provisions of the Term Loan Credit Agreement.

Our management will have broad discretion to allocate the net proceeds to us from this offering, and investors will be relying on the judgment of our management regarding the application of such proceeds from this offering. We reserve the right to change the use of these proceeds as a result of certain contingencies such as competitive developments, the results of our commercialization efforts, acquisition and investment opportunities and other factors.

We will not receive any proceeds from the sale of our common stock by the selling stockholder. For more information about the selling stockholder, see “Selling Stockholder.” Pursuant to the registration rights agreement we entered into with the selling stockholder in connection with our initial public offering on March 14, 2017, we have agreed to pay expenses of the selling stockholder related to this offering, exclusive of the underwriting discounts and commissions. See “Underwriting” for additional information regarding estimated offering expenses payable by us.

DIVIDEND POLICY

On May 14, 2024, our board of directors declared an initial quarterly cash dividend of $0.07 per share of common stock (the “Dividend”). The Dividend is payable on June 12, 2024, to all holders of record of issued and outstanding shares of our common stock as of the close of business on May 29, 2024. We did not pay any dividends on our common stock during Fiscal Years 2023, 2022 and 2021.

Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon such factors as earnings levels, capital requirements, restrictions imposed by applicable law, our overall financial conditions, restrictions in debt agreements, including our agreements governing our existing credit facilities, and any other factors deemed relevant by our board of directors. As a holding company, our ability to pay dividends depends on our receipt of cash dividends from our operating subsidiaries, which may further restrict our ability to pay dividends as a result of restrictions on their ability to pay dividends to us under our existing credit facilities and under future indebtedness that we or they may incur.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value (deficit) per share of our common stock immediately after this offering. Our net tangible book value (deficit) of our common stock as of May 4, 2024 was approximately $(71.2) million, or approximately $(6.63) per share of common stock based upon 10,747,847 shares outstanding. Net tangible book value (deficit) per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of May 4, 2024.

After giving effect to the sale of      shares of our common stock in this offering at the public offering price of $    per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value (deficit) as of May 4, 2024 would have been $    million, or $    per share of common stock. This represents an immediate increase in net tangible book value (deficit) of $    per share to our existing stockholders and an immediate dilution in net tangible book value (deficit) of $     per share to new investors in this offering.

The following table illustrates this calculation on a per share basis.

Public offering price per share		$
Net tangible book value (deficit) per share as of May 4, 2024	$(6.63)
Increase in net tangible book value (deficit) per share attributable to the offering

As adjusted net tangible book value (deficit) per share after giving effect to the offering

Dilution per share to new investors participating in the offering		$

The above discussion and table are based on 10,747,847 shares of our common stock outstanding as of May 4, 2024, and excludes:

∎	14,910 shares of common stock issuable upon the exercise of stock options outstanding as of May 4, 2024 under the A&R Plan, at a weighted-average exercise price of $59.85 per share;

∎	3,566,031 shares of common stock issuable upon the exercise of warrants outstanding as of May 4, 2024, at an exercise price of $0.01 per share;

∎	463,677 RSUs representing 463,677 shares of our common stock outstanding as of May 4, 2024 under the A&R Plan, which are issuable upon satisfaction upon of time-based vesting condition;

∎

166,234 PSUs representing 166,234 shares of our common stock outstanding as of May 4, 2024 under the A&R Plan, which are issuable upon satisfaction of service-based vesting conditions and achievement-based vesting condition; and

∎	2,043,453 shares of common stock reserved for future issuance pursuant to awards under the A&R Plan.

To the extent that outstanding stock options are exercised, new stock options are issued or we issue additional shares of common stock in the future, there will be further dilution to new investors. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of additional shares of common stock or securities convertible or exchangeable for our common stock, the issuance of these securities could result in further dilution to our stockholders.

SELLING STOCKHOLDER

The following table and accompanying footnotes set forth (i) information about the selling stockholder, (ii) the number of shares of common stock beneficially owned by the selling stockholder as of May 4, 2024 and the number of shares of common stock proposed to be sold in this offering by the selling stockholder, and (iii) the number of shares of common stock that will be beneficially owned by the selling stockholder after giving effect to this offering.

The number of shares beneficially owned by the selling stockholder is determined under rules issued by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security.

	SHARES OF COMMON STOCK BENEFICIALLY OWNED BEFORE THIS OFFERING		ASSUMING NO EXERCISE OF THE UNDERWRITERS’ OPTION TO PURCHASE ADDITIONAL SHARES			ASSUMING EXERCISE OF THE UNDERWRITERS’ OPTION TO PURCHASE ADDITIONAL SHARES
NAME OF SELLING STOCKHOLDER	NUMBER OF SHARES	PERCENTAGE OF SHARES (1)	NUMBER OF SHARES BEING OFFERED HEREBY	SHARES OF COMMON STOCK BENEFICIALLY OWNED AFTER COMPLETION OF THIS OFFERING		NUMBER OF SHARES BEING OFFERED HEREBY	SHARES OF COMMON STOCK BENEFICIALLY OWNED AFTER COMPLETION OF THIS OFFERING
				NUMBER OF SHARES	PERCENTAGE OF SHARES (2)		NUMBER OF SHARES	PERCENTAGE OF SHARES (2)
TI IV JJill Holdings, LP (3)	8,632,759	61.40%	1,000,000	7,632,759	50.69%	1,300,000	7,332,759	48.69%

(1)	Based on 10,747,847 shares of common stock outstanding as of May 4, 2024.
(2)	Based on 11,747,847 shares of common stock outstanding as of May 4, 2024 after giving effect to this offering.
(3)	The general partner of TI IV JJill Holdings, LP is TI IV JJ GP, LLC. The sole member of TI IV JJ GP, LLC is TowerBrook Investors IV (Onshore), L.P. The general partner of TowerBrook Investors IV (Onshore), L.P. is TowerBrook Investors GP IV, L.P., and its ultimate general partner is TowerBrook Investors, Ltd. The natural persons that have voting or investment power over shares of common stock beneficially owned by TowerBrook Investors GP IV, L.P. and TowerBrook Investors, Ltd. are Neal Moszkowski, Jonathan Bilzin and Karim Saddi. The address of each of the entities and natural persons identified in this footnote is c/o TowerBrook Capital Partners L.P., 65 East 55th Street, 19th Floor, New York, New York 10022. Includes 3,311,315 shares of common stock issuable upon exercise of warrants.

For more information about our relationships with the selling stockholder and its affiliates, see “Certain Relationships and Related-Party Transactions” in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 12, 2024, which is incorporated herein by reference.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership, and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

∎	U.S. expatriates and former citizens or long-term residents of the United States;

∎	persons holding our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

∎	banks, insurance companies, and other financial institutions;

∎	brokers, dealers, or traders in securities;

∎	lenders under our Term Loan Facility;

∎	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

∎	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

∎	tax-exempt organizations or governmental organizations;

∎	persons deemed to sell our common stock under the constructive sale provisions of the Code;

∎	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

∎	tax-qualified retirement plans;

∎	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement; and

∎	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE

PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” (as defined below) nor an entity treated as a partnership for U.S. federal income tax purposes. A “U.S. person” is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

∎	an individual who is a citizen or resident of the United States;

∎	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

∎	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

∎

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

Distributions of cash or property that we make on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes to the applicable withholding agent a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Because an applicable withholding agent may not be able to determine, at the time a distribution is made, what portion of such distribution constitutes a dividend for U.S. federal income tax purposes, a withholding agent may treat all or a portion of such distribution as a dividend and apply U.S. federal withholding tax accordingly. Non-U.S. Holders should consult their tax advisors regarding the possibility of obtaining a refund of any over-withholding of U.S. federal withholding tax.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption from withholding, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

∎

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

∎	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

∎	our common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. There can be no assurance that our common stock will qualify as regularly traded on an established securities market.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules from those set forth above.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our common stock acquired pursuant to this offering, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

THIS DISCUSSION IS NOT INTENDED TO BE TAX ADVICE. PROSPECTIVE INVESTORS AND INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, OR NON-U.S. TAX LAWS AND ANY U.S. FEDERAL NON-INCOME TAX LAWS.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated     , 2024, among us, the selling stockholder and Jefferies LLC, William Blair & Company, L.L.C., and TD Securities (USA) LLC as the representatives of the underwriters named below and the joint book-running managers of this offering, we and the selling stockholder have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us and the selling stockholder, the respective number of shares of common stock shown opposite its name below:

UNDERWRITER	NUMBER OF SHARES
Jefferies LLC
William Blair & Company, L.L.C.
TD Securities (USA) LLC
BTIG, LLC
Telsey Advisory Group LLC

Total

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We and the selling stockholder have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and the selling stockholder and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $    per share of common stock. After the offering, the public offering price and concession may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The following table shows the public offering price, the underwriting discounts and commissions that we and the selling stockholder are to pay the underwriters and the proceeds, before expenses, to us and the selling stockholder in connection with this offering . Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares from the selling stockholder.

	PER SHARE		TOTAL
	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES
Public offering price	$	$	$	$
Underwriting discounts and commissions paid by us	$	$	$	$
Proceeds to us, before expenses	$	$	$	$
Underwriting discounts and commissions paid by the selling stockholder	$	$	$	$
Proceeds to the selling stockholder	$	$	$	$

We estimate expenses payable by us in connection with this offering, including pursuant to the registration rights agreement we entered into with the selling stockholder in connection with our initial public offering on March 14, 2017, exclusive of the underwriting discounts and commissions, are approximately $  . We have also agreed to reimburse the underwriters for up to $105,000 for certain of their expenses.

Listing

Our common stock is listed on the New York Stock Exchange under the trading symbol “JILL.”

Stamp Taxes

If you purchase shares of common stock offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Option to Purchase Additional Shares

The selling stockholder has granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 300,000 shares at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

No Sales of Similar Securities

We, our officers, directors and the selling stockholder have agreed, subject to specified customary exceptions, not to:

∎

directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, whether now owned or hereafter acquired by the securityholder or with respect to which the securityholder has or hereafter acquires the power of disposition, or exercise any right with respect to the registration of any shares of our common stock, or file or cause to be filed any registration statement in connection therewith, under the Securities Act, or

∎

enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of our common stock, whether any such swap or transaction is to be settled by delivery of shares of our common or other securities, in cash or otherwise.

Notwithstanding the foregoing, our officers, directors and the selling stockholder may transfer shares of common stock:

(i) as a bona fide gift or gifts, (ii) to (a) any immediate family member, (b) any trust for the direct or indirect benefit of the securityholder, the immediate family of the securityholder, or any of their successors upon death, (c) any partnership or limited liability company, the partners or members of which consist of the securityholder and one or more members of the securityholder’s immediately family, (iii) as a distribution to limited or general partners, members or stockholders of the securityholder; (iv) to the securityholder’s affiliates or to any investment fund or other entity under common control or management with the securityholder; (v) if the securityholder is a trust, to the beneficiary of such trust, (vi) by testate succession or intestate succession, (vii) by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, (viii) pursuant to the underwriting agreement; or (ix) to us for the primary purposes of satisfying the exercise price or any tax or other governmental withholding obligation with respect to the securities issued upon the exercise or settlement of an option, warrant, restricted stock unit, performance stock unit, or other rights to acquire shares of our common stock (or upon the exchange of another security or securities), or issued under our equity incentive or benefit plans; provided that (1) in the case of clauses (i) through (vi) above, the representatives receive a signed lock-up agreement for the balance of the 60-day restricted period from each donee, trustee, distributee, or transferee, (2) any such transfer shall not involve a public market disposition for value, (3) in the case of clauses (ii) through (iv) above, such transfers are not required to be reported on Form 4 in accordance with Section 16 of the Exchange Act, and in the case of clause (i) or (vii) above, if the securityholder is required to file a report under Section 16 of the Exchange Act during the 60-day restricted period, the securityholder shall include a statement in such report to the effect that such report relates to the circumstances described in such clause, and (4) the securityholder does not otherwise voluntarily effect any public filing or report regarding such transfers during the 60-day restricted period.

Furthermore, the foregoing restrictions shall not apply to: (i) dispositions of shares of our common stock purchased by the securityholder on the open market following the offering if and only if (a) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (b) the securityholder does not otherwise voluntarily effect any public filing or report regarding such sales; (ii) the exercise of stock options granted pursuant to our equity incentive or benefit plans; provided that the restrictions shall apply to any and all of the securities issued upon such exercise; and (iii) transfers, sales, tenders or other dispositions of the securities occurring after the offering to a bona fide third party pursuant to a tender offer for our securities or any other transaction.

Additionally, the securityholder may, without the consent of the representatives, (1) establish a 10b5-1 trading plan under the Exchange Act for the transfer of its shares of our common stock (each such plan, a “Trading Plan”) or amend an existing Trading Plan, provided that such plan does not provide for any transfers of shares of our common stock during the 60-day restricted period and, provided, further, that to the extent any public announcement or filing under the Exchange Act, if any, is required to be made by or on behalf of the securityholder or us regarding the establishment or amendment of such trading plan during the 60-day restricted period, such announcement or filing shall include a statement to the effect that no transfer of our common stock may be made under such Trading Plan during the 60-day restricted period, and (2) transfer or dispose of shares of our common stock under a Trading Plan already in existence.

During the 60-day restricted period, we will not, without the prior written consent of the representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock or file any registration statement under the Securities Act, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the securities to be sold hereunder, (B) any shares of our common stock issued by us upon the exercise (whether such exercise is for cash or “cashless”), vesting or exchange of an equity award (including, without limitation, options, restricted stock units or performance stock units), warrant or other convertible, exercisable, exchangeable or other security outstanding on the date hereof and referred to in the registration statement and the prospectus supplement, (C) any shares of our common stock issued or any securities or other awards (including, without limitation, options, restricted stock units or performance stock units) to purchase our common stock granted pursuant to our existing employee benefit plans or otherwise in equity compensation arrangements referred to in the registration statement and the prospectus supplement, (D) any shares of our common stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the registration statement and the prospectus supplement, (E) our filing of a registration statement on Form S-8 or a successor form thereto covering the registration of any shares of our common stock or other securities issued under our existing employee benefits plans described in the registration statement and the prospectus supplement or (F) any shares of our common stock or any securities convertible into or exchangeable for, or that represent the right to receive, shares of our common stock issued in connection with any bona fide licensing, commercialization, joint venture, technology transfer, acquisition, development collaboration or partnership or other strategic transaction, provided that the aggregate number of shares of our common stock or securities convertible into or exercisable for our common stock (on an as-converted or as-exercised basis, as the case may be) that we may sell or issue or agree to sell or issue as described in this clause (F) shall not exceed 5% of the total number of shares of our common stock issued and outstanding immediately following the completion of this offering.

The representatives may, in their sole discretion and at any time or from time to time before the termination of the 60-day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that they may engage in short sale transactions, stabilizing transactions or syndicate covering transactions in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market.

None of us, the selling stockholder nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each European Economic Area Member State (each a “Relevant Member State”), the shares have not been offered or will not be offered pursuant to this offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with Regulation (EU) 2017/1129 (the “Prospectus Regulation”), except that the shares may be offered to the public in that Relevant Member State at any time:

a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation) subject to obtaining the prior consent of the Joint Global Coordinators for any such offer; or

c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, subject to obtaining the prior consent of the Joint Global Coordinators for any such offer,

provided that no such offer of the shares shall require the Company or any bank to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offering contemplated hereby will be deemed to have represented, warranted and agreed to and with each of the underwriters and their affiliates and the Company that:

a)	it is a qualified investor within the meaning of the Prospectus Regulation; and,

b)

in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the shares acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the Joint Global Coordinators has been given to the offer or resale; or (ii) where the shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Regulation as having been made to such persons, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriters of a prospectus pursuant to Article 3 of the Prospectus Regulation.

The Company, the underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the Joint Global Coordinators of such fact in writing may, with the prior consent of the Joint Global Coordinators, be permitted to acquire shares in the offering.

United Kingdom

This prospectus supplement, the accompanying prospectus and any other material in relation to the shares described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is available only to, and will be engaged in only with persons who are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005; or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005; (iii) outside the United Kingdom (the “UK”); or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”) in connection with the issue or sale of any shares may otherwise lawfully be communicated or caused to be communicated, (all such persons together being referred to as “Relevant Persons”). The shares are only available in the UK to, and any invitation, offer or agreement to purchase or otherwise acquire the shares will be engaged in only with, the Relevant Persons. This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus or any of its contents.

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

a)

to any legal entity which is a qualified investor as defined under Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”);

b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the Global Coordinators for any such offer; or

c)	in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of the shares shall require the Company and/or any underwriters or any of their affiliates to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares.

Each person in the UK who acquires any shares in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company, the Underwriters and their affiliates that it meets the criteria outlined in this section.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) and which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder.

This prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authorities in Hong Kong, including the Securities and Futures Commission of Hong Kong and the Companies Registry of Hong Kong and neither has it been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement and the accompanying prospectus may not be issued, circulated or distributed in Hong Kong, and the shares may not be offered for subscription to members of the public in Hong Kong. The recipients of this prospectus supplement and the accompanying prospectus are advised to exercise caution in relation to any offer of the shares. If recipients are in any doubt about any of the contents of this prospectus supplement and the accompanying prospectus, they should obtain independent professional advice. Each person acquiring the shares will be required, and is deemed by the acquisition of the shares, to confirm that it, he or she is aware of the restriction on offers of the shares described in this prospectus supplement and the accompanying prospectus and the relevant offering documents and that it, he or she is not acquiring and has not been offered any shares in circumstances that contravene any such restrictions.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, 2001 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities or securities based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 37A of the Securities and Futures (Offers of Investments)(Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore (“Regulation 37A”).

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 37A.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of April 13, 1948, as amended) (the “FIEA”). The securities may not be offered or sold, directly or indirectly, in Japan or to or for the account of or the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the account of or the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Australia

This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia (“Corporations Act”), has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:

(A) You confirm and warrant that you are either:

∎	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

∎

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

∎	a person associated with the company under Section 708(12) of the Corporations Act; or

∎	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.

(B) You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby will be passed upon for us by Latham & Watkins LLP. Certain legal matters in connection with this offering will be passed upon for the selling stockholder by Paul, Weiss, Rifkind, Wharton & Garrison LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Goodwin Procter LLP.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.jjill.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus supplement or the accompanying prospectus about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information in this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents not deemed to be filed):

∎	Our Quarterly Report on Form 10-Q for the quarter ended May 4, 2024, filed with the SEC on June 7, 2024.

∎	Our Annual Report on Form 10-K for the year ended February 3, 2024, filed with the SEC on April 4, 2024.

∎

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended February  3, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 12, 2024.

∎	Our Current Reports on Form 8-K, filed with the SEC on March 15, 2024, May 14, 2024, and June 10, 2024.

∎

The description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-38026), filed with the SEC on March 7, 2017, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus supplement, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:

J.Jill, Inc.

4 Batterymarch Park

Quincy, MA 02169

(617) 376-4300

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

PROSPECTUS

J.Jill, Inc.

Up to 6,000,000 Shares of Common Stock

Offered by J.Jill, Inc.

and

Up to 8,465,444 Shares of Common Stock

Offered by Selling Stockholder

We may offer and sell up to 6,000,000 shares of our common stock, par value $0.01 per share (“Common Stock”) from time to time in one or more offerings. In addition, a selling stockholder named herein (the “Selling Stockholder”) may offer and resell up to 8,465,444 shares of our Common Stock from time to time in one or more offerings, of which (a) 5,154,129 shares of Common Stock are held directly by the Selling Stockholder and (b) 3,311,315 shares of Common Stock are issuable upon the exercise of warrants owned by the Selling Stockholder. We will not receive any proceeds from the sale of our Common Stock by such selling stockholder.

This prospectus describes the general terms of the Common Stock and the general manner in which the shares of Common Stock will be offered. The specific amounts, prices and terms of the offering of the Common Stock will be provided in one or more supplements to this prospectus at the time of offering. The prospectus supplements will also describe the specific manner in which the shares of Common Stock will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement or amendments before you invest.

We have agreed, pursuant to a registration rights agreement that we entered into with the Selling Stockholder on March 14, 2017, to bear all of the registration expenses incurred in connection with the registration of these shares of Common Stock. The Selling Stockholder will pay discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of these shares of our Common Stock. As of the date of this prospectus, no underwriter or other person has been engaged to facilitate the sale of shares of Common Stock held by the Selling Stockholder.

We or the Selling Stockholder may offer the shares of our Common Stock from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” If agents, underwriters or dealers are used to sell the shares of Common Stock, they will be named and their compensation will be described in a prospectus supplement. The shares may be sold at fixed prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices. For more information on the Selling Stockholder, see the section entitled “Selling Stockholder” on page 16.

Our Common Stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “JILL” On September 14, 2023, the last reported sale price of our Common Stock was $26.97 per share.

Investing in our Common Stock involves risk. See “Risk Factors“ on page 9 of this prospectus and any similar section contained in the applicable prospectus supplement to read about factors you should consider before buying shares of our Common Stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 15, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell, and the Selling Stockholder may offer and resell, certain shares of our Common Stock in one or more offerings. When we or the Selling Stockholder sell shares of Common Stock under this shelf registration process, we may provide a prospectus supplement that will contain more specific information about the terms of such offering. The prospectus supplement may also add to, update or change any of the information contained in this prospectus. You should carefully read this prospectus, any accompanying prospectus supplements, any free writing prospectuses we have prepared or authorized as well as the information incorporated in this prospectus or any accompanying prospectus supplements by reference. See “Where You Can Find More Information; Incorporation of Certain Documents by Reference.” Any information in any accompanying prospectus supplements, any free writing prospectus or any subsequent material incorporated herein or therein by reference will supersede the information in this prospectus or any earlier prospectus supplement.

This prospectus contains summaries of certain provisions in some of the documents described herein, but reference is hereby made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the complete text of the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”

Neither we nor the Selling Stockholder have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, in any accompanying prospectus supplements or in any free writing prospectuses we have prepared or authorized. You should rely only on the information provided in this prospectus or any prospectus supplements, including information incorporated by reference herein or therein, or any free writing prospectus that we have specifically referred you to. Neither we nor the Selling stockholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus, any prospectus supplements or any documents we incorporate herein or therein, or in any free writing prospectus, is current only as of the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “our,” “us,” “J.Jill” and the “Company” refer to J.Jill, Inc. together with its consolidated subsidiaries. All share counts disclosed in this prospectus are presented after giving effect to our 1-for-5 reverse stock split effected on November 9, 2020.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants, including us, that file electronically with the SEC.

We also make available, free of charge, on or through our Internet website, www.jjill.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information on or that can be accessed through our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only. The contents of our website are not incorporated by reference in this report.

The SEC allows us to “incorporate by reference” into this prospectus and any prospectus supplement the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus and in our other filings with the SEC.

We incorporate by reference in this prospectus the documents listed below that have been previously filed with the SEC, as well as any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the initial filing of the registration statement of which this prospectus forms a part until the termination or completion of the offering of the securities described in this prospectus; provided, however, we are not incorporating by reference any documents or portions of documents deemed to have been furnished rather than filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended January 28, 2023 (our “2022 Annual Report”), filed with the SEC on March 30, 2023;

•	the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 14, 2023, that are incorporated by reference into Part III of the 2022 Annual Report;

•

our Quarterly Report on Form 10-Q for the quarter ended April  29, 2023, filed with the SEC on June 7, 2023, and our Quarterly Report on Form 10-Q for the quarter ended July  29, 2023, filed with the SEC on August 31, 2023 (collectively, our “2023 Quarterly Reports”);

•	our Current Reports on Form 8-K, filed with the SEC on April 5, 2023, April 6, 2023, May 16, 2023 and June 1, 2023; and

•

the description of our Common Stock set forth in our Registration Statement on Form 8-A, registering our Common Stock under Section 12 of the Exchange Act, filed with the SEC on March 7, 2017, as supplemented by the “Description of Capital Stock” beginning on page 11 of this prospectus and including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any statement contained in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:

J.Jill, Inc.

Attn: Vice President, General Counsel and Secretary

4 Batterymarch Park

Quincy, MA 02169

(617) 376-4300

We maintain an internet site at https://www.jjill.com. Our website and the information contained on or connected to it shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus (including any applicable prospectus supplement) and any free writing prospectus that we may provide to you in connection with an offering of our Common Stock described in this prospectus, or in our other documents that are incorporated by reference herein, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements.

These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. All written and oral forward-looking statements made in connection with this prospectus that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Risk Factors set forth in our 2022 Annual Report and other cautionary statements included therein and herein. Important factors that could cause our results to vary from expectations include, but are not limited to:

•	our ability to successfully expand and increase sales;

•	our ability to maintain and enhance a strong brand image;

•	our ability to successfully optimize our omnichannel operations and maintain a relevant and reliable omnichannel experience;

•	our ability to generate adequate cash from our existing business to support our growth;

•	our ability to identify and respond to new and changing customer preferences;

•	our ability to compete effectively in an environment of intense competition;

•	our ability to contain the increase in the cost of shipping our merchandise, mailing catalogs, paper and printing;

•	our ability to acquire new customers in a cost-effective manner;

•	the success of the locations in which our stores are located and our ability to open and operate new retail stores on a profitable basis;

•	our ability to adapt to changes in consumer spending and general economic conditions;

•	natural disasters, unusually adverse weather conditions, boycotts and unanticipated events;

•	pandemics or other public health crises, such as the coronavirus, or COVID-19, and adverse changes in economic and market conditions related to such pandemics or other health crises;

•	our ability to work with lenders and others or otherwise pursue options to refinance following any event of default under our credit facilities;

•	our level of indebtedness;

•	our dependence on third-party vendors to provide us with sufficient quantities of merchandise at acceptable prices;

•	increases in costs of raw materials, distribution and sourcing costs and in the costs of labor and employment;

•	the susceptibility of the price and availability of our merchandise to international trade conditions;

•	failure of our suppliers and their manufacturing sources to use acceptable labor or other practices;

•	our dependence upon key executive management or our inability to hire or retain the talent required for our business;

•	failure of our information technology systems to support our current and growing business;

•	disruptions in our supply chain and distribution and customer contact center;

•	our ability to protect our trademarks or other intellectual property rights;

•	infringement on the intellectual property of third parties;

•	our ability to maintain compliance with the listing requirements of the New York Stock Exchange (“NYSE”);

•	acts of war, including the conflict in Ukraine and the surrounding region, terrorism or civil unrest;

•	the impact of governmental laws and regulations and the outcomes of legal proceedings;

•	our ability to secure the personal information of our customers and employees and comply with applicable security standards;

•	impairment charges for goodwill, indefinite-lived intangible assets or other long-lived assets;

•	our failure to maintain adequate internal controls over our financial and management systems;

•	increased scrutiny related to our environmental, social and corporate governance activities;

•	increased costs as a result of being a public company, particularly since we are no longer an “emerging growth company”; and

•	other risks, uncertainties and factors set forth in our 2022 Annual Report, including those set forth under “Item 1A. Risk Factors” therein.

These forward-looking statements reflect our views with respect to future events as of the date of this prospectus and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents filed as exhibits to the prospectus, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUMMARY

This summary highlights selected information included elsewhere in this prospectus and does not contain all of the information you should consider before buying the shares of our Common Stock. You should read the entire prospectus carefully, especially the “Risk Factors” section and financial statements and the related notes incorporated by reference into this prospectus, before deciding to invest in the shares of our Common Stock. Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Overview

J.Jill is a national lifestyle brand that provides apparel, footwear and accessories designed to help its customers move through a full life with ease. The brand represents an easy, thoughtful and inspired style that celebrates the totality of all women and designs its products with its core brand ethos in mind: keep it simple and make it matter. J.Jill offers a high touch customer experience through over 200 stores nationwide and a robust ecommerce platform. J.Jill is headquartered outside Boston.

Brand

J.Jill has modernized its value proposition and introduced new customers to its relevant and compelling products through thoughtful, versatile designs that reflect the individuality of its customers. J.Jill has accomplished this by clearly communicating its offerings that align with its vision: to live in a world where the totality of every woman is seen, valued and celebrated. This permeates across all J.Jill touchpoints through authentic advertising, inclusive retail experiences, and presentation of its offerings – whether the customer chooses to shop on the J.Jill website, in J.Jill retail stores, or through the J.Jill catalog.

Customer

J.Jill caters to a distinctive set of women – typically 45 years and older, college educated, and with an approximate median annual household income of $150,000. Her discretionary dollars are her own to spend and she leads a busy, yet balanced life and she is involved in her community. Her average tenure with the J.Jill brand is an industry-leading 10 years.

Additionally, as J.Jill retains her over time, she tends to migrate from being a single channel customer to a more valuable omnichannel customer. Omnichannel customers comprised approximately 22% of J.Jill’s active customer base for Fiscal Years 2022, 2021 and 2020.

Product

J.Jill’s products are marketed under the J.Jill brand name and sold primarily through two channels: its ecommerce platform and catalog (“Direct”) and its retail stores (“Retail”). J.Jill’s thoughtful, versatile apparel, footwear and accessories reflect the individuality of each customer and are made to seamlessly take them through every moment of their day. J.Jill uses high quality fabrics and techniques for season-after-season comfort and style. J.Jill’s products are available across the full range of sizes including Regular, Petite and Tall, and it provides one, size-integrated shopping destination for customers with sizes from Extra Small up to 2X in store and 4X online.

In addition to its core assortment, J.Jill has three sub-brands, Pure Jill, Wearever, and Fit. Each demonstrate a different design ethos and offers customers a mix of casual and refined apparel based on their needs. Whether they are buying versatile work, comfortable travel, or premium casual clothes for attending occasions or meeting friends, J.Jill offers its customers a variety of options for all different usage occasions.

Corporate Information

Our principal executive office is located at 4 Batterymarch Park, Quincy, MA 02169, and our telephone number is (617) 376-4300.

THE OFFERING

Common Stock Offered by J.Jill, Inc.	Up to 6,000,000 Shares

Common Stock Offered by the Selling Stockholder	Up to 8,465,444 Shares

Use of Proceeds	Unless we otherwise state in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the Common Stock offered by us for general corporate purposes. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, possible acquisitions and the repurchase, redemption or retirement of securities, including shares of our Common Stock. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use. Management will retain broad discretion over the allocation of net proceeds from the sale of shares of Common Stock we may offer under this prospectus.

We will not receive any of the proceeds from the resale of the shares of our Common Stock by the Selling Stockholder.

Risk Factors	Investing in shares of our Common Stock involves a high degree of risk. For a discussion of factors you should carefully consider before investing in shares of our Common Stock, see “Risk Factors” on page 9 of this prospectus.

Trading Symbol	JILL

RISK FACTORS

You should consider the specific risks described in our 2022 Annual Report and 2023 Quarterly Reports, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement or any free writing prospectus that we provide you in connection with an offering of shares of our Common Stock pursuant to this prospectus and any risk factors set forth in our other filings with the SEC that, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, are incorporated or deemed to be incorporated by reference in this prospectus before making an investment decision. See “Where You Can Find More Information; Incorporation of Certain Documents by Reference.” Any of these factors could result in a significant or material adverse effect on our results of operations or financial condition. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. However, additional risk factors not presently known to us or that we currently deem immaterial may also impair our business or results of operations and we may disclose changes to such factors or disclose additional factors from time to time in our future filings with the SEC.

USE OF PROCEEDS

Unless we otherwise state in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the Common Stock offered by us for general corporate purposes. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, possible acquisitions and the repurchase, redemption or retirement of securities, including shares of our Common Stock. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use. Management will retain broad discretion over the allocation of net proceeds from the sale of shares of Common Stock we may offer under this prospectus.

We will not receive any of the proceeds from the resale of the shares of our Common Stock by the Selling Stockholder.

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of the rights of our Common Stock and preferred stock, including (i) the material terms of our amended and restated certificate of incorporation and amended and restated bylaws and (ii) certain applicable provisions of Delaware law, including Delaware General Corporation Law (the “DGCL”). We refer you to our amended and restated certificate of incorporation and amended and restated bylaws, each of which have been filed as exhibits to the registration statement of which this prospectus is a part. The descriptions herein are qualified in their entirety by our amended and restated certificate of incorporation and amended and restated bylaws. For more information on how you can obtain our amended and restated certificate of incorporation and amended and restated bylaws, see “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”

General

Under our certificate of incorporation our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of September 15, 2023, no shares of preferred stock are issued and outstanding.

Common Stock

Voting Rights

The holders of our common stock are entitled to one vote per share of common stock on each matter properly submitted to the stockholders on which the holders of shares of common stock are entitled to vote, including the election of directors, and do not have cumulative voting rights.

Dividend Rights

The holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors out of legally available funds.

All shares of our common stock are entitled to share equally in any dividends our board of directors may declare from legally available sources, subject to the terms of any outstanding preferred stock. Provisions of our debt agreements and other contracts, including requirements under our certificate of incorporation, may impose restrictions on our ability to declare dividends with respect to our common stock.

Liquidation Rights

Upon a liquidation or dissolution of the Company, whether voluntary or involuntary and subject to the rights of the holders of any preferred stock, all shares of our common stock are entitled to share equally in the assets available for distribution to holders of common stock after payment of all of our prior obligations, including any then-outstanding preferred stock.

Other Matters

The holders of our common stock have no preemptive rights. All of the outstanding shares of common stock are fully paid and nonassessable. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of shares of any series of preferred stock that may be issued in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Securities Exchange

The shares of our common stock are listed on the NYSE under the symbol “JILL.”

Preferred Stock

Our board of directors may, by a majority vote, issue, from time to time, up to an aggregate of 50,000,000 shares of preferred stock in one or more series and fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption prices, liquidation preferences and the number of shares constituting any series or designations of such series Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us and might affect the market price of our common stock.

Warrants

In connection with our entry into the subordinated term loan facility (the “Subordinated Facility” and, the lenders thereunder, the “Subordinated Lenders”), we have issued warrants exercisable for an aggregate of 3,820,748 shares of our Common Stock, after the effect of certain anti-dilution events (the “Warrants”), to the Subordinated Lenders pursuant to the terms of a Warrant Agreement, dated October 2, 2020, with American Stock Transfer & Trust Company, LLC, as the warrant agent, of which 3,566,032 remain outstanding. Each Warrant entitles holders thereof to purchase one share of Common Stock at an exercise price of $0.01 per share. The Warrants are exercisable for five years and expire on October 2, 2025.

There is no public trading market for the Warrants and the Warrants are not listed for trading on NYSE or any other securities exchange or market. The Common Stock underlying the Warrants is traded on NYSE under the symbol “JILL.”

The Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and payment in full for the number of shares of our Common Stock purchased upon such exercise, except in the case of a cashless exercise as discussed below. The number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. If we effect a merger, consolidation, sale of substantially all of our assets, or other similar transaction, then, upon any subsequent exercise of a Warrant, the Warrant holder will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of Common Stock then issuable upon exercise in full of the Warrant.

The exercise price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassifications, and for certain dilutive issuances.

The Warrants are separately transferable following their issuance and through their expiration. Subject to applicable laws and restrictions, a holder may transfer a Warrant upon surrender of the Warrant to us with a completed and signed assignment in the form attached to the Warrant. The transferring holder will be responsible for any tax liability that may arise as a result of the transfer.

The holder of a Warrant, solely in such holder’s capacity as a holder of a Warrant, will not be entitled to vote, to receive dividends, or to any of the other rights of our stockholders.

Certain Anti-Takeover, Limited Liability and Indemnification Provisions

Certain provisions in our certificate of incorporation and bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

“Blank Check” Preferred Stock

Our certificate of incorporation provides that our board of directors may, by a majority vote, issue shares of preferred stock. Preferred stock could be issued by our board of directors to increase the number of outstanding shares making a takeover more difficult and expensive.

No Cumulative Voting

Our certificate of incorporation provides that stockholders do not have the right to cumulative votes in the election of directors.

Stockholder Action by Written Consent

Our certificate of incorporation provides that, prior to the date on which the Selling Stockholder ceases to beneficially own more than 50% of the outstanding shares of our common stock (the “Triggering Event”), any action required to be or that may be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if and only if a consent in writing, setting forth the action so taken, shall be signed by the stockholders having not less than the minimum number of votes necessary to take such action.

Classified Board

Our certificate of incorporation and bylaws provide that, our board of directors have three classes of directors:

•	Class I consists of directors whom serve an initial one-year term;

•	Class II consists of directors whom serve an initial two-year term; and

•	Class III consists of directors whom serve an initial three-year term.

The number of directors on our board of directors may be fixed by at least two-thirds of the members of our board of directors then in office; provided, however, that prior to the Triggering Event, the number of directors on our board of directors may not be increased or decreased without the approval of a majority of the directors that have been appointed by the Selling Stockholder then in office.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, that, in the event that the date of such meeting is advanced more than 30 days prior to, or delayed by more than 60 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. Our bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Special Meetings of Stockholders

Subject to the rights of the preferred stock, special meetings of our stockholders may be called only by the chairman of our board of directors or by a resolution adopted by a majority of our board of directors. Stockholders are not permitted to call a special meeting of stockholders, to require that the chairman call such a special meeting, or to require that our board of directors request the calling of a special meeting of stockholders.

Removal of Directors

Until the Triggering Event, any director may be removed from office at any time, with or without cause, by holders of a majority of the voting power of our outstanding common stock. Our certificate of incorporation provides that, after the Triggering Event, our directors may be removed only for cause by the affirmative vote of at least 66 2/3% of the voting power of our outstanding common stock. This requirement of a supermajority vote to remove directors could enable a minority of our stockholders to prevent a change in the composition of our board.

Super-Majority Approval Requirements

The Delaware General Corporation Law generally provides that the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws require a greater percentage. Our certificate of incorporation and bylaws provide that, at any time after the Triggering Event, the affirmative vote of holders of 66 2/3% of our outstanding common stock are required to amend, alter, change or repeal our certificate of incorporation or bylaws. Our bylaws may also be amended or repealed by a majority vote of our board of directors. Prior to the Triggering Event, the requirement of a super-majority vote to approve amendments to our certificate of incorporation and bylaws could enable a minority of our stockholders to exercise veto power over any such amendments.

Limitation of Officer and Director Liability and Indemnification Agreements

Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by the Delaware General Corporation Law and provides that we provide them with customary indemnification.

We expect to enter into indemnification agreements with each of our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

Forum Selection

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a breach of fiduciary duty, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.

Delaware Anti-Takeover Law

We have elected to be exempt from the restrictions imposed under Section 203 of the DGCL. However, our certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder unless:

•	prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced (excluding certain shares); or

•

on or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

Under some circumstances, this provision may make it more difficult for a person who is an interested stockholder to effect various business combinations with us for a three-year period.

Our certificate of incorporation provides that the Selling Stockholder and its various affiliates, successors and transferees are not deemed to be “interested stockholders” regardless of the percentage of our voting stock owned by them, and accordingly are not be subject to this provision.

Corporate Opportunity

Our certificate of incorporation provides that, to the fullest extent permitted by law, the doctrine of “corporate opportunity” does not apply against the Selling Stockholder, any of our non-employee directors who are employees, affiliates or consultants of the Selling Stockholder or its affiliates (other than us or our subsidiaries) or any of their respective affiliates in a manner that would prohibit them from investing in competing businesses or doing business with our customers.

SELLING STOCKHOLDER

The Selling Stockholder named in the table below may from time to time on a delayed or continuous basis offer and sell pursuant to this prospectus and any applicable prospectus supplement the shares set forth in the table below. The Selling Stockholder may sell all, a portion or none of the shares included in the table below at any time.

The following table shows information as of September 8, 2023 regarding (i) the number of shares of Common Stock held of record or beneficially by the Selling Stockholder as of such date (as determined below) and (ii) the number of shares that may be offered under this prospectus by the Selling Stockholder. The beneficial ownership of the Common Stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.

The percentage of shares owned prior to completion of the offering is based on 14,168,737 shares of Common Stock outstanding as of September 8, 2023, which number includes all outstanding warrants exercisable for shares of our Common Stock.

	Shares of Common Stock beneficially owned before this offering		Shares of Common Stock offered pursuant to this prospectus	Shares of Common Stock beneficially owned after this offering
Name of Selling Stockholder	Number of shares(1)	Percentage of shares	Number of shares(1)	Number of shares(1)	Percentage of shares
TI IV JJill Holdings LP	8,632,759	60.9%	8,465,444	—	—

(1)

We do not know when or in what amounts the Selling Stockholder may offer shares of Common Stock for sale. The Selling Stockholder may decide not to sell any or all of the shares offered by this prospectus. Because the Selling Stockholder may offer all or some of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the Selling Stockholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the Selling Stockholder.

Material Relationships with the Selling Stockholder

Directors

Andrews Rolfe, one of our directors, was appointed to our board of directors by an affiliate of the Selling Stockholder, TowerBrook Capital Partners L.P. (“TowerBrook”), and serves as a member of its Senior Advisory Board and the firm’s Vice-Chair. Michael Recht, one of our directors, was appointed to our board of directors by TowerBrook and serves as a Managing Director at the firm.

Stockholders Agreement

In addition, in connection with our initial public offering, on March 14, 2017, we entered into a Stockholders Agreement with the Selling Stockholder, which contains certain rights for the Selling Stockholder, including consent rights over certain corporate actions and the right to appoint members to our board of directors, in each case subject to certain conditions as further described in the Stockholders agreement, which is incorporated by reference herein.

Registration Rights Agreement

In connection with our initial public offering, we entered into a registration rights agreement, on March 14, 2017, that provides the Selling Stockholder and other parties to the agreement an unlimited number of “demand”

registrations and customary “piggyback” registration rights, and provides certain members of our management with customary “piggyback” registration rights. The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify the Selling Stockholder against certain liabilities which may arise under the Securities Act.

PLAN OF DISTRIBUTION

We and/or the Selling Stockholder may sell the shares of Common Stock being offered hereby in one or more of the following ways from time to time, which may involve crosses or block transactions: through underwriters for resale to purchasers; through dealers to purchasers; through agents to purchasers; directly to one or more purchasers, including affiliates; through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; through purchases by a broker-dealer as principal and resale by the broker-dealer for its account; through a combination of any of these methods of sale; or through any other method permitted pursuant to applicable law.

We and/or the Selling Stockholder may directly solicit offers to purchase shares of Common Stock, or agents may be designated to solicit such offers. We and/or the Selling Stockholder will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we or the Selling Stockholder, as applicable, must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the shares of Common Stock may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the shares of Common Stock and any applicable restrictions.

The prospectus supplement will describe the terms of the offering of the shares of Common Stock, including the following: the name of the agent, dealer or any underwriters; the public offering or purchase price and the proceeds we and/or the Selling Stockholder, as applicable, will receive from the sale of the shares; any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters; all other items constituting underwriting compensation; any discounts and commissions to be allowed or re-allowed or paid to dealers; and any securities exchanges on which such offered shares may be listed.

If any underwriters or agents are utilized in the sale of the shares of Common Stock in respect of which this prospectus is delivered, we and/or the Selling Stockholder will enter into an underwriting agreement or other agreement with them at the time of sale to them, and the prospectus supplement relating to such offering will set forth the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the shares of Common Stock in respect of which this prospectus is delivered, we and/or the Selling Stockholder will sell such shares to the dealer, as principal. The dealer may then resell such shares to the public at varying prices to be determined by such dealer at the time of resale.

If we offer shares of Common Stock in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the shares they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we and/or the Selling Stockholder will authorize underwriters or other persons acting as our or its agents to solicit offers by certain institutions to purchase shares of Common Stock from us and/or the Selling Stockholder pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of shares of Common Stock sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the shares covered under that contract shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the shares are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such shares not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

The Selling Stockholder may also sell our securities short and deliver the securities to close out their short positions or loan or pledge the securities to broker-dealers that in turn may sell the securities. The Selling Stockholder may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services (including investment banking services) for us, the Selling Stockholder or one or more of our or their respective affiliates in the ordinary course of business.

In order to facilitate the offering of the shares of Common Stock, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the Common Stock or of any such other securities, the underwriters may bid for, and purchase, the Common Stock or any such other securities in the open market. Finally, in any offering of the shares of Common Stock through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Common Stock above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

The Selling Stockholder is subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by the Selling Stockholder. The anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the Selling Stockholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.

Instead of selling the shares of Common Stock under this prospectus, the Selling Stockholder may sell the shares of Common Stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Hunton Andrews Kurth LLP. Certain legal matters in connection with the offered securities will be passed on for any agents, dealers or underwriters by their counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements for the fiscal year ended January 30, 2021 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended January 28, 2023, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

2,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Jefferies

William Blair

TD Cowen

Bookrunner

BTIG

Co-Manager

Telsey Advisory Group

    , 2024